Exhibit 2

STRICTLY CONFIDENTIAL

Execution Version

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT, dated as of November 15, 2019 (this “Agreement”), by and among the persons listed on Schedule A hereto (each, a “Seller” and collectively, the “Sellers”), Beachhead Holdings Limited, a Cayman Islands company (“Beachhead”) and Double Double Holdings Limited, a Cayman Islands company (together with Beachhead, collectively, the “Purchasers” and each, a “Purchaser”). The Sellers and the Purchasers shall be referred to hereinafter collectively as the “Parties” and each a “Party.” Capitalized terms not otherwise defined shall have the meanings ascribed in Section 6.1 hereof.

WHEREAS, each Seller is the owner of such number (or aggregate number) of Ordinary Shares of the Issuer as set forth opposite its name under the column entitled “Applicable Sale Shares” on Schedule A hereto (such Seller’s “Owned Shares”);

WHEREAS, the Sellers have agreed to sell, severally and not jointly, to the Purchasers, and the Purchasers have agreed to purchase, severally and jointly, from the Sellers, all of the Sellers’ right, title and interest in and pertaining to the Sale Shares (as defined below), all upon the terms and conditions hereinafter set forth;

WHEREAS, on September 18, 2019, Beachhead and certain other parties submitted a non-binding proposal to acquire the Issuer; and

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

1.      PURCHASE AND SALE

1.1              Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Purchasers agree to purchase, severally and jointly, from each Seller, and each Seller agrees to sell, transfer and assign, severally and not jointly, to each Purchaser set forth opposite such Seller’s name under the column entitled “Name of Purchaser” on Schedule A hereto, at the Closing (as defined below), such number of Ordinary Shares as set forth opposite such Purchaser’s and such Seller’s respective names on Schedule A hereto (such Seller’s “Applicable Sale Shares” to be sold to such Purchaser, and collectively with the other Applicable Sale Shares of all Sellers, the “Sale Shares”) and all of such Seller’s right, interest and title therein (including all dividends and distributions attaching thereto on or after the date of this Agreement), for the purchase price set forth opposite such Purchaser’s and such Seller’s respective names under the column entitled “Applicable Purchase Price” on Schedule A hereto (such Seller’s “Applicable Purchase Price” payable by such Purchaser).

1.2              The Closing.

(a)               The closing of the purchase and sale of all the Sale Shares and the other transactions contemplated hereby (the “Closing”) shall take place on the date that is the fifteen (15th) Business Day following the date on which all the conditions set forth under Sections 4.1 and 4.2 are satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) or such other date as may be agreed by all the Parties (the “Closing Date”).

(b)               At the Closing:

    (i)                 each Seller shall deliver, or cause to be delivered, to each Purchaser set forth opposite such Seller’s name under the column entitled “Name of Purchaser” on Schedule A hereto, its Applicable Sale Shares to be sold to such Purchaser and such other deliveries by transferring such Applicable Sale Shares to such Purchaser by crediting such Applicable Sale Shares on the books of The Depository Trust Company to the brokerage securities account(s) designed by such Purchaser, in each case in accordance with the instructions provided by such Purchaser or its agent in advance of the Closing, and direct the Issuer to take all necessary and desirable actions to reflect the same in its or its transfer agent’s books and records; and

    (ii)                each Purchaser shall deliver, or cause to be delivered, to each Seller set forth opposite such Purchaser’s name under the column entitled “Name of Seller” on Schedule A hereto:

(A)               immediately available funds by wire transfer into an account designated by such Seller in the amount of such Seller’s Applicable Purchase Price payable by such Purchaser; and

(B)               a copy of the director resolutions of such Purchaser duly authorizing and approving this Agreement and the transactions contemplated hereunder.

(c)               Unless otherwise agreed by the Sellers and the Purchasers, all actions at Closing are inter-dependent and will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under this Agreement due to be made at Closing have been made.

2.      PURCHASERS’ REPRESENTATIONS AND WARRANTIES

The Purchasers, severally and jointly, make the following representations and warranties to the Sellers as of the date hereof and the Closing Date:

2.1              Authority; Binding Effect. Each Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All corporate action on the part of the Purchasers and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all of their respective obligations hereunder, including the purchase of their respective portions of the Sale Shares pursuant to this Agreement, have been taken prior to the Closing. This Agreement has been duly and validly executed and delivered by each Purchaser and (assuming the due execution and delivery thereof by the Sellers) constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

2.2              No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein and compliance by the Purchasers with their respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, require any consent or other action by any person under, give rise to any right of termination, cancellation or acceleration of any right or obligation of any person or to a loss of any benefit to which any Purchaser is entitled, or result in the creation or imposition of any tax, mortgage, lien, pledge, charge, security interest or other encumbrance (collectively, “Liens”), limitation or restriction upon any property or assets of any Purchaser pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which any Purchaser is a party or by which any Purchaser is bound, or to which any of the property or assets of any Purchaser is subject, or (ii) result in any violation of the provisions of Organizational Documents of any Purchaser or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Purchaser or any of its properties.

2.3              No Consents. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, or any other action by or in respect of, any court or governmental authority or agency, domestic or foreign, in each case, other than any filings that may be required pursuant to applicable securities law, is necessary or required for the entry into of this Agreement by any Purchaser or the performance by any Purchaser of its obligations hereunder or the purchase of the Sale Shares and the consummation of the transactions contemplated herein.

2.4              Purchaser Status. Each Purchaser either (i) is an institutional “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) or (ii) is not a U.S. Person and is located outside of the United States, as such terms are defined in Rule 902 of Regulation S under the Securities Act.

2.5              Sophisticated Investor. Each Purchaser has such knowledge and experience in financial and business matters to make an informed decision with respect to the purchase of its applicable portion of the Sale Shares pursuant to this Agreement. Each Purchaser is a sophisticated investor and has independently evaluated the merits of its decision to purchase its applicable portion of the Sale Shares pursuant to this Agreement. In connection with such purchase, no Purchaser is relying on the Sellers or any of their respective Affiliates or representatives in any respect in making its decision to make such purchase except for such representations and warranties of the Sellers made under Section 3.

2.6              Sufficient Funds. Immediately prior to the Closing, each Purchaser will have sufficient immediately available and legitimate funds to fulfill its obligations under Section 1.2(b)(ii)(A).

3.      SELLERS’ REPRESENTATIONS AND WARRANTIES

The Sellers make, severally and not jointly, the following representations and warranties to the Purchasers as of the date hereof and the Closing Date:

3.1              Authority; Binding Effect. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Capital Research and Management Company (“CRMC”) or Capital Bank & Trust Company (together with CRMC, collectively, the “Capital Group Signatories” and each, a “Capital Group Signatory”), as applicable, has the requisite corporate power and authority to execute and deliver this Agreement for and on behalf of the Sellers. All corporate action on the part of the Sellers and the Capital Group Signatories and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the performance of all of their obligations hereunder (and, in the case of the applicable Capital Group Signatory, its execution of this Agreement for and on behalf of the applicable Seller), including the sale of the Applicable Sale Shares of each such Seller, have been taken prior to the Closing. This Agreement has been duly and validly executed and delivered by the applicable Capital Group Signatory for and on behalf of each Seller and (assuming the due execution and delivery thereof by the Purchasers) constitutes the legal, valid and binding obligations of each such Seller, enforceable against each such Seller in accordance with its terms.

3.2              Ownership and Transfer. Each Seller is the sole record and beneficial owner of its Owned Shares, free and clear of any Liens and any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Owned Shares), and will transfer and deliver to each Purchaser set forth opposite such Seller’s name under the column entitled “Name of Purchaser” on Schedule A hereto at the Closing valid, good and marketable title to its Applicable Sale Shares to be sold to such Purchaser free and clear of any Lien and any such limitation or restriction. Other than its Owned Shares, no Seller owns, beneficially or of record, directly or indirectly, any Ordinary Shares or other securities of the Company, or any interest in any such securities.

3.3              No Conflicts. The execution and delivery of this Agreement (including the execution of this Agreement by the applicable Capital Group Signatory for and on behalf of each Seller) and the sale and delivery of the Sale Shares to the Purchasers and the consummation of the transactions contemplated herein and compliance by the Sellers with their respective obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or constitute a breach of, or default under, require any consent or other action by any person under, give rise to any right of termination, cancellation or acceleration of any right or obligation of any person or to a loss of any benefit to which any Seller or Capital Group Signatory is entitled, or result in the creation or imposition of any tax, Lien, limitation or restriction upon the Sale Shares or any property or assets of any Seller or Capital Group Signatory, pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which any Seller or Capital Group Signatory is a party or by which any Seller or Capital Group Signatory is bound, or to which any of the property or assets of any Seller or Capital Group Signatory is subject, or (ii) result in any violation of the provisions of Organizational Documents of any Seller or Capital Group Signatory or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over any Seller or Capital Group Signatory or any properties of any Seller or Capital Group Signatory.

3.4              No Consents. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, or any other action by or in respect of, any court or governmental authority or agency, domestic or foreign, in each case, other than any filings that may be required pursuant to applicable securities law, is necessary or required for the entry into of this Agreement by any Seller (or the execution of this Agreement by the applicable Capital Group Signatory for and on behalf of each Seller) or the performance by any Seller of its obligations hereunder or the sale and delivery of any Sale Shares to any Purchaser and the consummation of the transactions contemplated herein.

3.5              Purchaser Information. Each Seller acknowledges that the Purchasers may possess material non-public information about the Issuer of which such Seller is not aware (“Seller Excluded Information”). Notwithstanding the foregoing, each Seller is still desirous of effectuating the sale of its Applicable Sale Shares to each Purchaser set forth opposite such Seller’s name under the column entitled “Name of Purchaser” on Schedule A hereto. No Seller is requesting the Seller Excluded Information and each Seller agrees that the Purchasers are not obligated to disclose any Seller Excluded Information to any Seller and that the Purchasers shall not have any liability with respect to any non-disclosure of the Seller Excluded Information.

4.      CONDITIONS PRECEDENT

4.1              The obligations of each Seller to consummate the Closing and under Section 1.2(b)(i) hereof are subject to the following conditions:

(a)               All of the representations and warranties of each Purchaser contained in Section 2 shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 2.1, 2.4, 2.5 and 2.6 which shall be true and correct in all respects) on and as of the date hereof and on the Closing Date.

(b)               Each Purchaser has performed all of its obligations contained in this Agreement (to be performed prior to the Closing) in all material respects.

(c)               No provision of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, shall prohibit the consummation of the Closing.

4.2              The obligations of each Purchaser to consummate the Closing and under Section 1.2(b)(ii) hereof are subject to the following conditions:

(a)               All of the representations and warranties of each Seller contained in Section 3 shall be true and correct in all material respects (other than the representations and warranties set forth in Sections 3.1 and 3.2 which shall be true and correct in all respects) on and as of the date hereof and on the Closing Date.

(b)               Each Seller has performed all of its obligations contained in this Agreement (to be performed prior to the Closing) in all material respects.

(c)               No provision of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, shall prohibit the consummation of the Closing.

5.      COVENANTS

5.1              Notification. Each Party to this Agreement will notify the other Parties as soon as reasonably practicable (but in any event prior to the Closing Date) in the event it comes to such Party’s attention that any of such Party’s representations or warranties set out in this Agreement has ceased to be true and accurate in any material respect or there has been any breach by such Party of any of its agreements contained in this Agreement or any failure by such Party to comply with any of its obligations contained in this Agreement.

6.      MISCELLANEOUS

6.1              Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 6.1:

“Affiliate” means, with respect to a person, any other person that, directly or indirectly, Controls, is Controlled by or is under common Control with such person.

“Business Day” means any day except any Saturday, any Sunday, any day that is a federal legal holiday in the United States or any day on which banking institutions in the State of New York, the People’s Republic of China, Hong Kong or the Cayman Islands are authorized or required by law or other governmental action to close.

“Control” of a given person means the power or authority, whether exercised or not, to direct the business, management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Hong Kong” means the Hong Kong Special Administrative Region of the People's Republic of China.

“Issuer” means China Biologic Products Holdings, Inc., a Cayman Islands exempted company.

“Ordinary Shares” means ordinary shares, par value of US$0.0001 per share, of the Issuer.

“Organizational Documents” means, with respect to any person, the memorandum of association, articles of association, articles of incorporation, certificate of incorporation, bylaws and any charter, partnership agreements, joint venture agreements or other organizational documents of such entity and any amendments thereto.

“Securities Act” means the Securities Act of 1933, as amended.

6.2              Termination. This Agreement may be terminated prior to the Closing (a) by mutual written consent of the Sellers and Purchasers, or (b) by the Sellers acting jointly, or by the Purchasers acting jointly, if the Closing shall not have occurred within two (2) months from the date hereof; provided that the Sellers, on the one hand, and the Purchasers, on the other, shall not have the right to terminate this Agreement pursuant to Section 6.2(b) if any Seller or any Purchaser, as applicable, is then in material breach of this Agreement.

6.3              Further Assurances. The Parties agree to execute and deliver such other documents or agreements and to take such other action as may be necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

6.4              Complete Agreement; Amendments; Waivers. This Agreement constitutes the complete agreement between the Parties with respect to the subject matter hereof, supersedes any previous agreement or understanding between them relating hereto and may not be modified, altered or amended except as provided herein. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

6.5              Expenses. Each Party shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

6.6              Publicity. None of the Parties shall, and none of the Parties shall permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned) of (i) any Purchaser, in the case of a proposed announcement or statement by the Sellers (or any of them), or (ii) any Seller, in the case of a proposed announcement or statement by the Purchasers (or any of them); provided, that the Sellers or the Purchasers may, without the prior written consent of a Purchaser or a Seller (as the case may be), issue or cause the publication of any press release or other public announcement or make any public statement or filing to the extent required by applicable law or by the rules and regulations of any securities exchange.

6.7              Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions be consummated as originally contemplated to the fullest extent possible.

6.8              Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a Party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party hereto (by operation of law or otherwise) without the prior written consent of any Purchaser (in the case of a proposed assignment by any Seller) or any Seller (in the case of a proposed assignment by any Purchaser) (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned) and any attempted assignment without the required consent shall be void; provided that prior to the Closing, any Purchaser may assign its rights and obligations hereunder, in part or in whole, to (i) any of its Affiliates, (ii) any investment fund, account or partnership managed or advised by it or any of its Affiliates or in which it or such Affiliate serve as the general partner or any other equivalent role or (iii) any member of the Buyer Consortium (as defined under that certain consortium agreement, dated as of September 18, 2019, by and among Beachhead and certain other parties named therein, as amended, restated, supplemented or otherwise modified from time to time) or any of their respective Affiliates without the prior written consent of the Sellers; provided that such assignee shall have executed an assignment agreement with the assigning Party substantially in the form attached as Exhibit A hereto; provided further that no such assignment shall relieve an assigning Party of any of its obligations or liabilities under this Agreement.

6.9              Governing Law. This Agreement shall be interpreted, construed and governed by and in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof.

6.10             Dispute Resolution.

(a)               Any dispute, actions and proceedings against any Party arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the Arbitration Rules of HKIAC in force at the relevant time and as may be amended by this Section 6.10 (the “Rules”). The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the tribunal shall consist of three (3) arbitrators (each, an “Arbitrator”). The claimant(s), irrespective of number, shall nominate jointly one (1) Arbitrator; the respondent(s), irrespective of number, shall nominate jointly one (1) Arbitrator; and a third (3rd) Arbitrator will be nominated jointly by the first two (2) Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two (2) Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third (3rd) Arbitrator within the time limits specified by the Rules, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the Parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

(b)               Notwithstanding the foregoing, the Parties hereby consent to and agree that in addition to any recourse to arbitration as set out in Section 6.10(a), any Party may, to the extent permitted under the rules and procedures of the HKIAC, seek an interim injunction or other form of relief from the HKIAC as provided for in its Rules. Such application shall also be governed by, and construed in accordance with, the Laws of the State of New York.

(c)               The Parties hereto agree that the obligations imposed on them in this Agreement are special, unique and of an extraordinary character and irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each Party to this Agreement (a) shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the forum described in this Section 6.10, without proof of damages or otherwise, this being in addition to any other remedy at law or in equity, and (b) hereby waives any requirement for the posting of any bond or similar collateral in connection therewith. Each Party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (i) any other Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity.

6.11             Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, by international courier or by electronic mail to the Parties at the following addresses (or to such other address as a Party may have specified by notice given to the other Party pursuant to this provision):

If to any Seller, to:

c/o Capital Research and Management Company

333 South Hope Street, 55th Floor

Los Angeles, CA 90071

Attention: Casey Solomon (CAZS)

Email: Casey.Solomon@capgroup.com

With a copy to (which shall not constitute notice):

Capital Research Global Investors

2601 One International Finance Centre (One IFC)

No. 1 Harbour View Street

Central Hong Kong

Attention: Lawrence Gong (LYG)

Email: Lawrence.Gong@capitalglobal.com

If to any Purchaser, to:

Double Double Holdings Limited

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong

Attention: Andrew Chan

Email: andrew.chan@centurium.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Xiaoxi Lin

Email: gary.li@kirkland.com; xiaoxi.lin@kirkland.com

6.12            Survival. All of the representations, warranties, covenants and agreements of the Parties in this Agreement shall survive the Closing.

6.13            Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

6.14            Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, all of which when executed and delivered shall be considered one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

SMALLCAP World Fund, Inc.

By: Capital Research and Management Company, as investment adviser for and on behalf of SMALLCAP World Fund, Inc.

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

New World Fund, Inc.

By: Capital Research and Management Company, as investment adviser for and on behalf of New World Fund, Inc.

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

Capital World Growth and Income Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital World Growth and Income Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

The New Economy Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of The New Economy Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

American Funds Insurance Series – Global Small Capitalization Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of American Funds Insurance Series – Global Small Capitalization Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

American Funds Insurance Series – New World Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of American Funds Insurance Series – New World Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

American Funds Insurance Series – International Growth and Income Fund

By: Capital Research and Management Company, as investment adviser for and on behalf of American Funds Insurance Series – International Growth and Income Fund

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

Capital Group New World Fund (LUX)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group New World Fund (LUX)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

Capital Group World Growth and Income (LUX)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group World Growth and Income (LUX)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

Capital Group World Growth and Income Trust (US)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group World Growth and Income Trust (US)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

Capital Group New Economy Trust (US)

By: Capital Research and Management Company, as investment adviser for and on behalf of Capital Group New Economy Trust (US)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

CGMPV, LLC

By: Capital Research and Management Company, as investment adviser for and on behalf of CGMPV, LLC (New Economy Fund CP Tracking Account)

By:	/s/ Walter R. Burkley
Name:	Walter R. Burkley
Title:	Authorized Signatory

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

Beachhead Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

[Signature Page to Share Purchase Agreement]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the day and year first above written.

Double Double Holdings Limited

By:	/s/ Hui Li
Name:	Hui Li
Title:	Director

[Signature Page to Share Purchase Agreement]

Schedule A

Particulars of Sellers and Purchasers

Exhibit A

Form of Assignment Agreement

This ASSIGNMENT AGREEMENT (this “Assignment”) is made effective as of ______________, 2019, by and between [Purchaser], a Cayman Islands company (the “Assignor”) and [name], a [jurisdiction] company (the “Assignee”), pursuant to that certain Share Purchase Agreement dated as of November [●], 2019, by and between [Beachhead Holdings Limited, a Cayman Islands company], [Double Double Holdings Limited, a Cayman Islands company] and the parties named therein (the “SPA”) with respect to the sale and purchase of certain ordinary shares of China Biologic Products Holdings, Inc. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the SPA.

WHEREAS, the Assignor desires to assign, transfer, convey and deliver certain of its interests, rights and obligations under the SPA to the Assignee, and Assignee desires to assume from the Assignor such interests, rights and obligations.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Assignment. The Assignor hereby assigns all the interests, rights and obligations of the Assignor with respect to the sale and purchase of [●] Ordinary Shares (the “Assigned Shares”) under the SPA to the Assignee, and the Assignee hereby accepts the foregoing assignment and fully assumes the interests, rights and obligations of the Assignor with respect to the sale and purchase of the Assigned Shares under the SPA; provided that the Assignee shall be obligated to purchase only the Assigned Shares, shall not be liable with respect to the sale and purchase of any other Sale Shares under the SPA, and shall not be jointly liable for the obligations of any other “Purchaser” under the SPA.

2.             Representations and Warranties. The Assignee acknowledges and confirms that the representations and warranties contained in Section 2 of the SPA are true and correct with respect to the Assignee as of the date hereof, and such representations and warranties are incorporated herein by reference.

3.             Notices. All notices and other communications under this Assignment shall be in writing and shall be deemed given when delivered personally, by international courier or by electronic mail to the parties hereto at the following addresses (or to such other address as a party hereto may have specified by notice given to the other party hereto pursuant to this provision):

If to the Assignor, to:

[Assignor]

Suite 1008, Two Pacific Place, 88 Queensway, Hong Kong

Attention: Andrew Chan

Email: andrew.chan@centurium.com

With a copy to (which shall not constitute notice):

Kirkland & Ellis

26th Floor, Gloucester Tower, The Landmark

15 Queen’s Road Central, Hong Kong

Attention: Gary Li; Xiaoxi Lin

Email: gary.li@kirkland.com; xiaoxi.lin@kirkland.com

If to the Assignee:

[Assignee]

[Address]

[Attention]

[Email]

4.             Binding Effect; Assignment. This Assignment shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and permitted assigns. Nothing in this Assignment shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Assignment. No assignment of this Assignment or of any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party (which consent, in each case, shall not be unreasonably withheld, delayed or conditioned) and any attempted assignment without the required consent shall be void.

5.             Other Miscellaneous Provisions. The provisions in Sections 6.4 through 6.7, Section 6.9, Section 6.10 and Sections 6.12 through 6.14 of the SPA shall be incorporated herein by reference and shall apply as if set forth in full herein, mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

[Purchaser]

By:
Name:
Title:

[Signature Page to Assignment Agreement]

IN WITNESS WHEREOF, each of the parties hereto has executed this Assignment as of the day and year first above written.

[Purchaser Assignee]

By:
Name:
Title:

[Signature Page to Assignment Agreement]